INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC. ANNOUNCES CLOSING OF $50 MILLION EQUITY TRANSACTION

Indianapolis, IN - May 20, 2019 - Infrastructure and Energy Alternatives, Inc. (NASDAQ: IEA) (“IEA” or the “Company”), a leading infrastructure construction company with specialized energy and heavy civil expertise, today announced that it has successfully completed the previously announced $50 million equity transaction (“Equity Transaction”) with a fund managed by the Private Equity Group of Ares Management Corporation (NYSE: ARES), a leading global alternative asset manager, and funds managed by Oaktree Capital Management, L.P. (“Oaktree”).

Under the terms of the transaction, the funds have purchased $50 million of newly created Series B Preferred Stock from the Company and have received initial warrants with an exercise price of $.01 per share for the purchase of up to 2,545,934 shares of the Company’s common stock, with the opportunity to obtain warrants for up to an additional 6% of the Company’s fully diluted common stock outstanding in the event that the Company fails to meet certain performance targets. Ares will be entitled to appoint one director to the Company’s Board of Directors.

The proceeds from the sale of the Series B Preferred Stock will be used for working capital and to reduce outstanding borrowings under the Company’s revolving credit facility.

In conjunction with the closing of the Equity Transaction, the Company entered into an amendment with a majority in interest of its lenders under its senior credit facility to amend such facility. Terms of the amendment include, among other items, an increase in the first lien debt to Adjusted EBITDA ratio through 2019, allowing the Company additional flexibility. The Company has also agreed to provide the lenders with several additional protections, including further limitations on existing negative covenants and limits on the Company’s ability to incur additional debt and make payments on its equity. Investors should review the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 and the Company’s filing of a current report on Form 8-K today regarding the transaction for a more detailed description of the Amendment.

Guggenheim Securities, LLC acted as the Company’s sole placement agent and Jefferies acted as a financial advisor in connection with the transaction.

About IEA

Infrastructure and Energy Alternatives, Inc. (IEA) is a leading infrastructure construction company with specialized energy and heavy civil expertise. Headquartered in Indianapolis, Indiana, with operations throughout the country, IEA’s service offering spans the entire construction process. The Company offers a full spectrum of delivery models including full engineering, procurement, and construction, turnkey, design-build, balance of plant, and subcontracting services. IEA is one of three Tier 1 wind energy contractors in the United States and has completed more than 200 wind and solar projects across North America. In the heavy civil space, IEA offers a number of specialty services including environmental remediation, industrial maintenance, specialty transportation infrastructure and other site development for public and private projects. For more information, please visit IEA’s website at www.iea.net or follow IEA on Facebook, LinkedIn and Twitter for the latest company news and events.

About Ares Management Corporation

Ares Management Corporation is a publicly traded, leading global alternative asset manager with approximately $137 billion of assets under management as of March 31, 2019 and 18 offices in the United States, Europe, Asia and Australia. Since its inception in 1997, Ares has adhered to a disciplined investment philosophy that focuses on delivering strong risk-adjusted investment returns throughout market cycles. Ares believes each of its three distinct but complementary investment groups in Credit, Private Equity and Real Estate is a market leader based on assets under management and investment performance. Ares was built upon the fundamental principle that each group benefits from being part of the greater whole. For more information, visit www.aresmgmt.com.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “seek,” “target,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact included in this press release, our use of proceeds, future financial performance, business strategies, expectations for our business, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements.  These forward-looking statements are based on information available as of the date of this release and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct. Forward-looking statements should not be relied upon as representing our views as of any subsequent date. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•availability of commercially reasonable and accessible sources of liquidity;
•our ability to generate cash flow and liquidity to fund operations;

•	the timing and extent of fluctuations in geographic, weather and operational factors affecting our customers, projects and the industries in which we operate;

•	our ability to identify acquisition candidates, integrate acquired businesses and realize upon the expected benefits of the acquisition of CCS and William Charles;

•	consumer demand;

•	our ability to grow and manage growth profitably;

•	the possibility that we may be adversely affected by economic, business, and/or competitive factors;

•	market conditions, technological developments, regulatory changes or other governmental policy uncertainty that affects us or our customers;

•
our ability to manage projects effectively and in accordance with management estimates, as well as the ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects;

•
the effect on demand for our services and changes in the amount of capital expenditures by customers due to, among other things, economic conditions, commodity price fluctuations, the availability and cost of financing, and customer consolidation;

•	the ability of customers to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice;

•	customer disputes related to the performance of services;

•	disputes with, or failures of, subcontractors to deliver agreed-upon supplies or services in a timely fashion;

•	our ability to replace non-recurring projects with new projects;

•	the impact of U.S. federal, local, state, foreign or tax legislation and other regulations affecting the renewable energy industry and related projects and expenditures;
the effect of state and federal regulatory initiatives, including costs of compliance with existing and future safety and environmental requirements;

•	fluctuations in maintenance, materials, labor and other costs;

•	our beliefs regarding the state of the renewable wind energy market generally; and

•	the “Risk Factors” described in our Annual Report on Form 10-K for the year ended December 31, 2018, and in our quarterly reports, other public filings and press releases.

 We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact

Andrew Layman                Financial Profiles, Inc.
Chief Financial Officer            Larry Clark, Senior Vice President
Andrew.Layman@iea.net            lclark@finprofiles.com
765-828-2580                310-622-8223